UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2009

HELIX BIOMEDIX, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	033-20897-D	91-2099117
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

22118 20th Avenue S.E., Suite 204

Bothell, Washington 98021

(425) 402-8400

(Address and telephone number of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Item 3.02	Unregistered Sales of Equity Securities.

On March 5, 2009, Helix BioMedix, Inc. (the “Company”) consummated the second closing of its note and warrant offering (the “Note and Warrant Offering”) and issued to 4 accredited investors convertible promissory notes in the aggregate principal amount of $234,000 (the “Notes”) and five-year warrants to purchase an aggregate of 58,500 shares of the Company’s Common Stock at an exercise price per share equal to $1.00 (the “Warrants”). A description of the terms and conditions of the Notes and Warrants is contained in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 12, 2009. This issuance was exempt from registration pursuant to Rule 506 of Regulation D under Section 4(2) of the Securities Act of 1933, as amended. Barry L. Seidman, a member of the Company’s Board of Directors, purchased a Note in the principal amount of $100,000 and received a Warrant to purchase up to 25,000 shares of the Company’s Common Stock in the second closing of the Note and Warrant Offering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HELIX BIOMEDIX, INC.

Dated: March 5, 2009	By:	/s/ R. Stephen Beatty
R. Stephen Beatty
President and Chief Executive Officer

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